Exhibit 99.1

Franklin Financial Network Reports 2019 Second Quarter Results

10.4% Annualized Loan Growth and Net Interest Margin Expansion of 4 Basis Points

Pre-tax pre-provision profit of $12.9 million; Net Income of $5.2 million

Including Impact of $7.0 million Loan Loss Provision

FRANKLIN, Tennessee, July 24, 2019 /PRNewswire/ -- Franklin Financial Network, Inc. (the "Company") (NYSE: FSB), parent company of Franklin Synergy Bank, reported net income of $5.2 million, or $0.34 per diluted common share, for the quarter ended June 30, 2019, compared to $10.2 million, or $0.68 per diluted common share, for the quarter ended June 30, 2018. For the second quarter of 2019 net income was $5.2 million including the impact of a $7.0 million loan loss provision. Pre-tax pre-provision profit was $12.9 million.

Interim Chief Executive Officer, J. Myers Jones, III, stated, "I am very proud of our team’s performance during the second quarter as our balance sheet rotation and optimization strategies are beginning to show tangible progress, amidst an extremely challenging interest rate environment. We are very pleased to have achieved 4 basis points of NIM expansion and 10.4% annualized loan growth in the quarter, demonstrating our ability to execute our plan, as well as position the Company for further future improvement."

Jones continued, "As previously announced, we have taken deliberate and positive actions to de-risk an impaired Shared National Credit relationship, which is now fully reserved. We are completely focused on core customer deposit and loan initiatives and remain highly engaged in the execution of our strategic plan, with particular emphasis on balancing profitability and growth.”

Key Highlights and Recent Developments

•	Net interest margin (fully tax-equivalent) expanded 4 basis points quarter-over-quarter to 2.84% as a result of core customer loan growth and the balance sheet actions
•	Strategically-planned $300 million-plus balance sheet rotation is complete, positively impacting performance metrics
•	Customer-driven loan growth of $73.1 million, or 10.4% annualized, and $408.3 million, or 16.5% year-over-year
•	Core deposit growth, retail and reciprocal deposits, of 16.4% and a reduction of brokered deposits of 14.5%, on a year-over-year basis
•	Total year-over-year reduction in securities portfolio of $523.8 million, which now represents 20.5% of assets, down from 32.6% at June 30, 2018
•	Began execution of share repurchase program with purchase of approximately $519 thousand
•	Tangible book value per share of $25.61, which represents a 12.9% year-over-year increase

  Performance Summary

	Reported GAAP Results			Non-GAAP "Core" Results(1)
(dollars in thousands, except share data and %)	2Q 2019	1Q 2019	2Q 2018	2Q 2019	1Q 2019	2Q 2018
Net Interest Income	$27,365	$27,420	$26,905	$27,365	$27,420	$26,905
Net Interest Margin (FTE) (2)	2.84%	2.80%	2.74%	2.84%	2.80%	2.74%
Provision for Loan Losses	$7,031	$5,055	$570	$7,031	$5,055	$570
Net Charge-offs / Average Loans	1.04%	0.10%	0.00%	1.04%	0.10%	0.00%
Noninterest Income	$4,923	$3,486	$4,147	$4,923	$3,486	$4,147
Noninterest Expense	$19,370	$22,616	$18,050	$19,370	$18,473	$18,050
Efficiency Ratio	60.0%	73.2%	58.1%	60.0%	59.8%	58.1%
Pre-tax Income	$5,887	$3,235	$12,432	$5,887	$7,378	$12,432
Net Income available to common shareholders	$5,173	$2,901	$10,161	$5,173	$6,103	$10,161
Pre-tax pre-provision profit	$12,918	$8,290	$13,002	$12,918	$12,433	$13,002

Diluted EPS	$0.34	$0.19	$0.68	$0.34	$0.41	$0.68
Effective Tax Rate	11.99%	10.32%	18.20%	11.99%	17.28%	18.21%
Weighted Average Diluted Shares	14,894,140	14,804,830	14,814,059	14,894,140	14,804,830	14,814,059
Actual Shares Outstanding	14,628,287	14,574,339	14,480,240	14,628,287	14,574,339	14,480,240
Return on Average:
Assets	0.51%	0.28%	0.98%	0.51%	0.59%	0.98%
Equity	5.3%	3.1%	12.0%	5.3%	6.6%	12.0%
Tangible Common Equity	5.6%	3.3%	12.7%	5.6%	6.9%	12.7%

(1)

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 1Q'19 compensation related nonrecurring expenses. See "GAAP reconciliation and use of non-GAAP financial measures" below for a discussion and reconciliation of non-GAAP financial measures.

(2)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis (FTE).

Focused on Balancing Growth and Profitability

Loans held for investment (HFI) increased $73.1 million from the first quarter of 2019, a 10.4% annualized rate, and by $408.3 million, or 16.5% year-over-year. The commercial real estate loan portfolio grew by $39.2 million in the second quarter 2019, and the commercial and industrial loan portfolio grew by $30.4 million in the same period.

Total deposits decreased by $169.2 million, or 20.5% annualized from the first quarter of 2019 and by $251.4 million, or 7.4% from the second quarter of 2018, reflecting a deliberate reduction in non-core deposits as a part of the Company's planned balance sheet optimization. As a part of this optimization effort, brokered deposits have decreased $118.2 million from the second quarter of 2018, a decline of 14.5%, while during the same time period, reciprocal deposits increased by $312.0 million, to $436.5 million, a growth rate of 250.5%. The combined growth of reciprocal and retail and other deposits was 12.6% annualized and 16.4% from the fourth and second quarters of 2018, respectively.

Strong customer-driven loan and core deposit growth along with a deliberate reduction in non-core funding and securities resulted in net interest income of $27.4 million for the second quarter of 2019, a 1.7% year-over-year increase, despite a 2.2% decrease in assets during that time period.

Executive Vice President and Chief Financial Officer, Christopher J. Black stated, "At this point, we consider our $300 million-plus balance sheet rotation complete and are focused on the next phases of our overall balance sheet transformation, namely the continued growth of our core deposit base. During the second quarter, we hired a Director of Deposits, completed a strategic organizational realignment and began to implement a funding-driven profitability process at the team level. Each of these initiatives were put in place to reward and hold accountable the customer-driven banking activities of our revenue producers, with a strong emphasis on core deposit gathering. As our operating model continues to evolve and progress, we expect these actions to have a meaningfully positive impact on our profitability metrics."

Balance Sheet Positioning Driving Margin Expansion

Net interest margin (tax-equivalent basis) was 2.84% for the three months ended June 30, 2019, a 4 basis point increase quarter-over-quarter, and a 10 basis point increase year-over-year, primarily driven by balance sheet rotation and optimization strategies.

During the first six months of 2019, the Company redeployed $318.2 million of lower-yielding securities into higher-yielding assets. As a result of this effort to reduce reliance upon non-core funding sources, securities represent 20.5% of total assets at June 30, 2019, down from 32.6% at June 30, 2018. Similarly, at June 30, 2019, loans HFI increased to 91.5% of total deposits from 77.7% and 72.8% at December 31, 2018, and June 30, 2018, respectively.

Black stated, "We continue to make steady progress and have been able to take continued advantage of favorable bond and local market conditions that were present throughout the second quarter. The net interest margin expansion was on a steady upward trajectory during each month of the quarter. We remain focused on continuing to win business based on growing deeper customer relationships that are net interest margin accretive, which in turn enhances our profitability."

Noninterest Income Remains Stable

Total non-interest income was $4.9 million for the second quarter of 2019, which was an increase of $1.4 million from the first quarter of 2019, and increased $776 thousand, or 18.7% on a year-over-year basis when compared to the second quarter of 2018.

Core Noninterest Expenses Held In Check

Noninterest expense was $19.4 million and $22.6 million during the second and first quarters of 2019, respectively, which included non-recurring charges during the first quarter of $4.1 million for certain post-employment and retirement benefits. When adjusted for these non-recurring expense items, core noninterest expense was $19.4 million and $18.5 million for the second and first quarters of 2019, respectively, which was flat relative to the fourth quarter of 2018, and represents an increase of approximately 7.3% since the second quarter of 2018, the first full quarter that included the impact of the Civic acquisition.

Asset Quality

As previously announced, the Company determined that an additional specific reserve for the remaining balance related to a previously disclosed Shared National Credit (“SNC”) relationship in the amount of approximately $6.3 million has been included in the provision for loan and lease losses during the second quarter of 2019. Due to the level of credit impairment of this relationship, the Company recognized a charge-off of approximately $7.5 million during the second quarter of 2019 and now has a specific reserve allocated to this relationship covering the remaining balance outstanding.

Despite the SNC relationship, the Company continues to experience favorable asset quality. As of June 30, 2019, the Company's total non-performing assets were 0.12% of assets, or $4.7 million, a decrease of approximately $1.0 million from December 31, 2018.

The allowance for loan and lease losses was $27.4 million at June 30, 2019, representing an increase of $3.9 million from the $23.5 million at December 31, 2018. The allowance for loan and lease losses equates to 0.95% of total loans HFI at June 30, 2019. The Company reported no bank-owned real estate (OREO) at June 30, 2019.

Strong Capital To Support Future Growth and Expansion

The ratio of tangible common equity to tangible assets was 9.2% at June 30, 2019, compared with 8.4% and 7.9% at December 31, 2018, and June 30, 2018, respectively. The Company's tangible book value per share increased to $25.61, which represents 12.9% year-over-year growth.

Black commented, "We remain pleased with the overall strengthening of our balance sheet over the last several months, particularly with our growth in tangible book value. Given our strong capital position, we initiated our share repurchase program during the second quarter and, assuming favorable market conditions, expect to continue to return capital to shareholders through repurchases, along with our established quarterly dividend of $0.04 per share."

Summary

Jones concluded, "Our team remains optimistic about the future and the tremendous opportunities we have to grow and enhance our relationships with our customers, community, teammates and shareholders. We remain committed to our core values of respect, community, integrity and innovation. Underlying our quarterly financial results is a strong foundation that we firmly believe has our Company well-positioned for the future, which we are confident will be guided by our strong, unified leadership team."

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of the Company's earnings webcast and conference call will begin at 8:00 a.m. CDT on Thursday, July 25, 2019, and the presentation and conference call will be broadcast live over the Internet at http://www.snl.com/IRW/CorporateProfile/4185772. This Earnings Release and the Earnings Presentation will be available for twelve months, and are also included on a Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (SEC) on July 24, 2019. To access the call for audio only, please call 1-844-378-6480 which will be available for 90 days.

ABOUT THE COMPANY

Franklin Financial Network, Inc. (NYSE: FSB) is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $4.1 billion at June 30, 2019, the Bank currently operates through 15 branches in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com.

Investor Relations Contact:

Chris Black

EVP, Chief Financial Officer

(615) 721-6096

chris.black@franklinsynergy.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Earnings Release contains forward-looking statements regarding, among other things, our anticipated financial and operating results and our plans regarding future share repurchases and payment of quarterly dividends. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our management's current assumptions, beliefs, and expectations. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective," "should," "hope," "pursue," "seek," and similar expressions are intended to identify forward-looking statements. While we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the future results, performance, or achievements expressed in or implied by any forward-looking statement we make. Some of the relevant risks and uncertainties that could cause our actual performance to differ materially from the forward-looking statements contained in this Earnings Release are discussed below and under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 19, 2019. We caution readers that these discussions of important risks and uncertainties are not exclusive, and our business may be subject to other risks and uncertainties which are not detailed there. Readers are cautioned not to place undue reliance on our forward-looking statements. We make forward-looking statements as of the date on which this Earnings Release is filed with the SEC, and we assume no obligation to update the forward-looking statements after the date hereof whether as a result of new information or events, changed circumstances, or otherwise, except as required by law.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	business and economic conditions nationally, regionally and in our target markets, particularly in Middle Tennessee and the geographic areas in which we operate;
•	the concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;
•	the concentration of our business within our geographic areas of operation in Middle Tennessee;
•	credit and lending risks associated with our commercial real estate, residential real estate, commercial and industrial, and construction and land development portfolios;
•	increased competition in the banking and mortgage banking industry, nationally, regionally and locally;
•	our ability to execute our business strategy to achieve profitable growth;
•	the dependence of our operating model on our ability to attract and retain experienced and talented bankers in each of our markets;
•	risks that our cost of funding could increase, in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits;
•	our ability to increase our operating efficiency;
•	failure to keep pace with technological change or difficulties when implementing new technologies;
•	risks related to our acquisition, disposition, growth and other strategic opportunities and initiatives;
•	negative impact on our mortgage banking services, including declines in our mortgage originations or profitability due to rising interest rates and increased competition and regulation;
•	our ability to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in our market areas;
•	our ability to attract sufficient loans that meet prudent credit standards, including in our commercial and industrial and commercial real estate loan categories;
•	failure to maintain adequate liquidity and regulatory capital and comply with evolving federal and state banking regulations;
•	inability of our risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk, strategic risk and reputational risk;
•	failure to develop new, and grow our existing, streams of non-interest income;
•	our ability to maintain expenses in line with our current projections;
•	our dependence on our management team and our ability to motivate and retain our management team;
•	risks related to management transition;
•	risks related to any future acquisitions, including failure to realize anticipated benefits from future acquisitions;

•	inability to find acquisition candidates that will be accretive to our financial condition and results of operations;
•	system failures, data security breaches (including as a result of cyber-attacks), or failures to prevent breaches of our network security;
•	data processing system failures and errors;
•	fraudulent and negligent acts by individuals and entities that are beyond our control;
•	fluctuations in market value and its impact on the securities held in our securities portfolio;
•	the adequacy of our reserves (including allowance for loan losses) and the appropriateness of our methodology for calculating such reserves;
•	the makeup of our asset mix and investments;
•	our focus on small and mid-sized businesses;
•	an inability to raise necessary capital to fund our growth strategy or operations, or to meet increased minimum regulatory capital levels;
•	the sufficiency of our capital, including sources of such capital and the extent to which capital may be used or required;
•	interest rate shifts and its impact on our financial condition and results of operation;
•	the expenses that we incur to operate as a public company;
•	the institution and outcome of litigation and other legal proceedings against us or to which we become subject;
•	changes in accounting standards;
•	the impact of recent and future legislative and regulatory changes;
•	governmental monetary and fiscal policies;
•	changes in the scope and cost of Federal Deposit Insurance Corporation, or FDIC, insurance and other coverage; and
•	future equity issuances under our Amended and Restated 2017 Omnibus Equity Incentive Plan and future sales of our common stock by us or our executive officers or directors.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K filed March 19, 2019 with the SEC and our Quarterly Report on Form 10-Q filed May 9, 2019 with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect the Company.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

Some of the financial data included in this earnings release and our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

•	"Common equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
•	"Tangible common equity" is common equity less goodwill and other intangible assets;
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets;
•	"Other intangible assets" is defined as the sum of core deposit intangible assets and SBA servicing rights;
•

"Tangible book value per share" is defined as tangible common equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;

•	"Tangible common equity ratio" is defined as the ratio of tangible common equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
•	"Core Return on Average Tangible Common Equity" is defined as annualized core net income available to common shareholders divided by average tangible common equity;
•

"Core Efficiency Ratio" is defined as noninterest expense divided by our operating revenue, which is equal to net interest income plus noninterest income with all adjusted to certain one-time expenses;

•	"Core Diluted Earnings Per Share" is defined as reported earnings per share adjusted for certain one-time expenses;
•	"Core Non-Interest Income" is defined as non-interest income adjusted for certain one-time items;
•	"Core Non-Interest Expense" is defined as non-interest expense adjusted for certain one-time items;
•	"Core Compensation Expense" is defined as compensation expense adjusted for certain one-time items; and
•	"Core Net Income" is defined as "Net Income Available to Common Shareholders" adjusted for certain one-time items.
•	"Pre-tax pre-provision core profit" is defined as pre-tax core net income and provision for loan losses.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.

Financial Summary and Key Metrics

(Unaudited)

(In Thousands, Except Share Data and %)

	2019		2018
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Statement of Income Data
Total interest income	$47,453	$47,523	$46,046	$43,717	$42,136
Total interest expense	20,088	20,103	19,125	17,155	15,231
Net interest income	27,365	27,420	26,921	26,562	26,905
Provision for loan losses	7,031	5,055	975	136	570
Total noninterest income	4,923	3,486	(384)	3,442	4,147
Total noninterest expense	19,370	22,616	21,689	18,251	18,050
Net income before income taxes	5,887	3,235	3,873	11,617	12,432
Income tax expense	706	334	122	1,068	2,263
Net income available to common shareholders (a)	$5,173	$2,901	$3,743	$10,549	$10,161
Pre-tax pre-provision profit	$12,918	$8,290	$4,848	$11,753	$13,002
Net interest income (tax-equivalent basis)	$27,921	$27,955	$27,516	$27,263	$27,616
Core net income* (a)	$5,173	$6,103	$9,178	$10,549	$10,161
Per Common Share
Diluted net income	$0.34	$0.19	$0.25	$0.70	$0.68
Core diluted net income *	0.34	0.41	0.61	0.70	0.68
Book value	26.90	26.31	25.64	24.51	24.04
Tangible book value*	25.61	25.00	24.32	23.18	22.69
Weighted average number of shares-diluted	14,894,140	14,804,830	14,821,540	14,903,751	14,814,059
Period-end number of shares	14,628,287	14,574,339	14,538,085	14,525,351	14,480,240
Selected Balance Sheet Data
Cash and due from banks	$150,721	$300,113	$280,212	$144,660	$176,870
Securities available-for-sale, at fair value	715,132	799,301	1,030,668	1,115,187	1,148,679
Securities held to maturity	118,963	118,831	121,617	204,587	209,239
Loans held for sale, at fair value	27,093	21,730	11,103	14,563	16,769
Loans held for investment	2,880,433	2,807,377	2,665,399	2,550,121	2,472,093
Allowance for loan losses	(27,443)	(27,857)	(23,451)	(22,479)	(22,341)
Other real estate owned, net	-	-	-	1,853	1,853
Total assets	4,071,971	4,238,436	4,249,439	4,167,813	4,165,238
Retail and other deposits	1,530,722	1,532,984	1,538,441	1,534,014	1,565,566
Local Government deposits	480,206	628,985	782,889	833,052	890,499
Brokered deposits	699,195	718,683	797,795	887,112	817,409
Reciprocal deposits	436,522	435,191	312,682	117,372	124,551
Total deposits	3,146,645	3,315,843	3,431,807	3,371,550	3,398,025
Borrowings	455,282	475,238	427,193	430,149	410,104
Total shareholders' equity	393,516	383,421	372,740	356,074	348,059
Total equity	393,609	383,514	372,833	356,177	348,162
Selected Ratios
Return on average:
Assets	0.51%	0.28%	0.35%	1.01%	0.98%
Shareholders' equity	5.3%	3.1%	4.1%	11.9%	12.0%
Tangible common equity*	5.6%	3.3%	4.3%	12.6%	12.7%
Average shareholders' equity to average assets	9.5%	8.9%	8.6%	8.5%	8.2%
Net interest margin (NIM) (tax-equivalent basis)	2.84%	2.80%	2.69%	2.70%	2.74%
Efficiency ratio (GAAP)	60.0%	73.2%	81.7%	60.8%	58.1%
Core efficiency ratio (tax-equivalent basis)*	60.0%	59.8%	60.4%	60.8%	58.1%
Loans held for investment to deposit ratio	91.5%	84.7%	77.7%	75.6%	72.8%
Total loans to deposit ratio	92.4%	85.3%	78.0%	76.1%	73.2%
Yield on interest-earning assets	4.89%	4.82%	4.56%	4.40%	4.25%
Cost of interest-bearing liabilities	2.41%	2.34%	2.16%	1.97%	1.74%
Cost of total deposits	2.07%	2.06%	1.88%	1.68%	1.49%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment	0.95%	0.99%	0.88%	0.88%	0.90%
Net charge-offs (recoveries) as a percentage of average loans held for investment(b)	1.04%	0.10%	0.00%	0.00%	0.00%
Nonperforming loans held for investment as a percentage of total loans held for investments	0.16%	0.42%	0.21%	0.16%	0.14%
Nonperforming assets as a percentage of total assets	0.12%	0.28%	0.13%	0.14%	0.13%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	9.7%	9.0%	8.8%	8.5%	8.4%
Tangible common equity to tangible assets*	9.2%	8.6%	8.4%	8.1%	7.9%
Tier 1 capital (to average assets)	9.2%	8.8%	8.8%	8.7%	8.3%
Tier 1 capital (to risk-weighted assets)	11.2%	11.3%	12.2%	12.2%	12.1%
Total capital (to risk-weighted assets)	13.7%	14.0%	14.9%	15.0%	15.0%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	11.2%	11.3%	12.2%	12.2%	12.1%

*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of Non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to discussion of non-GAAP measures included in the corresponding earnings release.

(a) - Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters.

(b) - annualized

Consolidated Statements of Income

(Unaudited)

(In Thousands, Except Share Data and %)

						Q2 2019	Q2 2019
						vs.	vs.
	2019		2018			Q1 2019 Percent	Q2 2018 Percent
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	Variance	Variance
Interest income:
Loans, including fees	$40,202	$38,338	$36,314	$34,435	$32,312	4.9%	24.4%
Securities
Taxable	4,614	6,394	7,058	6,460	6,905	(27.8)%	(33.2)%
Tax-exempt	1,410	1,470	1,615	1,926	1,929	(4.1)%	(26.9)%
Dividends on restricted equity securities	350	334	334	313	329	4.8%	6.4%
Federal funds sold and other	877	987	725	583	661	(11.1)%	32.7%
Total interest income	47,453	47,523	46,046	43,717	42,136	(0.1)%	12.6%
Interest expense:
Deposits	16,679	16,990	15,941	14,137	12,604	(1.8)%	32.3%
Federal funds purchased and repurchase agreements	90	72	123	69	131	25.0%	(31.3)%
Federal Home Loan Bank advances and other	2,237	1,959	1,979	1,867	1,414	14.2%	58.2%
Subordinated notes	1,082	1,082	1,082	1,082	1,082	0.0%	0.0%
Total interest expense	20,088	20,103	19,125	17,155	15,231	(0.1)%	31.9%
Net interest income	27,365	27,420	26,921	26,562	26,905	(0.2)%	1.7%
Provision for loan losses	7,031	5,055	975	136	570	39.1%	1133.5%
Net interest income after provision	20,334	22,365	25,946	26,426	26,335	(9.1)%	(22.8)%
Noninterest income:
Service charges on deposit accounts	77	74	66	58	51	4.1%	51.0%
Other service charges and fees	903	757	830	747	823	19.3%	9.7%
Mortgage banking revenue	2,473	1,672	1,630	1,483	2,034	47.9%	21.6%
Wealth management	673	627	741	705	789	7.3%	(14.7)%
Gain (loss) on sales and calls of securities	367	149	(4,160)	(1)	1	146.3%	NM %
Net (loss) gain on sale of loans	3	(217)	5	7	10	(101.4)%	(70.0)%
Net gain on foreclosed assets	3	4	107	3	3	(25.0)%	0.0%
Other income	424	420	397	440	436	1.0%	(2.8)%
Total noninterest income	4,923	3,486	(384)	3,442	4,147	41.2%	18.7%
Total revenue	32,288	30,906	26,537	30,004	31,052	4.5%	4.0%
Noninterest expenses:
Salaries and employee benefits	11,365	14,743	13,657	10,723	10,268	(22.9)%	10.7%
Occupancy and equipment expense	3,283	3,113	3,216	2,933	2,885	5.5%	13.8%
FDIC assessment expense	660	990	990	1,020	778	(33.3)%	(15.2)%
Marketing expense	301	319	236	306	269	(5.6)%	11.9%
Professional fees	1,073	923	1,107	1,023	1,362	16.3%	(21.2)%
Other expense	2,688	2,528	2,483	2,246	2,488	6.3%	8.0%
Total noninterest expense	19,370	22,616	21,689	18,251	18,050	(14.4)%	7.3%
Net income before income taxes	5,887	3,235	3,873	11,617	12,432	82.0%	(52.6)%
Income tax expense	706	334	122	1,068	2,263	111.4%	(68.8)%
Net income	$5,181	$2,901	$3,751	$10,549	$10,169	78.6%	(49.1)%
Earnings attributable to noncontrolling interest	(8)	-	(8)	-	(8)	0.0%	0.0%
Net income available to common shareholders (a)	$5,173	$2,901	$3,743	$10,549	$10,161	78.3%	(49.1)%

Weighted average common shares outstanding:
Basic	14,482,344	14,393,083	14,354,399	14,324,299	14,216,112
Fully diluted	14,894,140	14,804,830	14,821,540	14,903,751	14,814,059
Earnings per share
Basic	$0.35	$0.20	$0.26	$0.73	$0.71
Fully diluted	$0.34	$0.19	$0.25	$0.70	$0.68
Dividend per share	$0.04	$0.04	$-	$-	$-

(a) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders' in the second and fourth quarters.

Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except %)

						Q2 2019	Q2 2019
						vs.	vs.
	2019		2018			Q1 2019	Q2 2018
						Annualized	Percent
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	Variance	Variance
ASSETS
Cash and due from banks	$150,721	$300,113	$280,212	$144,660	$176,870	(199.7)%	(14.8)%
Certificates of deposit at other financial	3,840	3,595	3,594	3,104	3,354	27.3%	14.5%
institutions
Fed funds sold	-	-	-	-	8,314	0.0%	(100.0)%
Securities available for sale, fair value	715,132	799,301	1,030,668	1,115,187	1,148,679	(42.2)%	(37.7)%
Securities held to maturity	118,963	118,831	121,617	204,587	209,239	0.4%	(43.1)%
Loans held for sale, at fair value	27,093	21,730	11,103	14,563	16,769	99.0%	61.6%
Loans held for investment	2,880,433	2,807,377	2,665,399	2,550,121	2,472,093	10.4%	16.5%
Allowance for loan losses	(27,443)	(27,857)	(23,451)	(22,479)	(22,341)	(6.0)%	22.8%
Net loans	2,852,990	2,779,520	2,641,948	2,527,642	2,449,752	10.6%	16.5%

Restricted equity securities, at cost	24,842	22,803	21,831	21,793	20,533	35.9%	21.0%
Premises and equipment, net	12,948	12,682	12,371	11,852	11,578	8.4%	11.8%
Accrued interest receivable	14,281	14,232	13,337	14,391	13,490	1.4%	5.9%
Bank owned life insurance	55,989	55,614	55,239	54,859	54,466	2.7%	2.8%
Deferred tax asset, net	10,451	12,208	13,189	17,366	15,090	(57.7)%	(30.7)%
Foreclosed assets	-	-	-	1,853	1,853	0.0%	(100.0)%
Servicing rights, net	3,299	3,366	3,403	3,465	3,536	(8.0)%	(6.7)%
Goodwill	18,176	18,176	18,176	18,176	18,176	0.0%	0.0%
Core deposit intangible asset	675	807	952	1,109	1,279	(65.6)%	(47.2)%
Other assets	62,571	75,458	21,799	13,206	12,260	(68.5)%	410.4%
Total assets	$4,071,971	$4,238,436	$4,249,439	$4,167,813	$4,165,238	(15.8)%	(2.2)%
LIABILITY AND EQUITY
Liabilities:
Demand deposits
Noninterest-bearing	$334,802	$304,937	$290,580	$321,108	$308,698	39.3%	8.5%
Interest-bearing	2,811,843	3,010,906	3,141,227	3,050,442	3,089,327	(26.5)%	(9.0)%
Total deposits	3,146,645	3,315,843	3,431,807	3,371,550	3,398,025	(20.5)%	(7.4)%
Federal Home Loan Bank advances	396,500	416,500	368,500	371,500	351,500	(19.3)%	12.8%
Federal Funds purchased and repurchase agreements	-	-	-	-	345	0.0%	(100.0)%
Subordinated notes, net	58,782	58,738	58,693	58,649	58,604	0.3%	0.3%
Accrued interest payable	4,312	5,041	4,700	4,726	3,927	(58.0)%	9.8%
Other liabilities	72,123	58,800	12,906	5,211	4,675	90.9%	NCM %
Total liabilities	3,678,362	3,854,922	3,876,606	3,811,636	3,817,076	(18.4)%	(3.6)%
Shareholders' equity:
Common stock	268,505	266,758	264,905	261,623	259,517	2.6%	3.5%
Retained earnings	127,840	123,250	123,176	119,433	108,884	14.9%	17.4%
Accumulated other comprehensive (loss), net	(2,829)	(6,587)	(15,341)	(24,982)	(20,342)	(228.8)%	(86.1)%
Total shareholders' equity	393,516	383,421	372,740	356,074	348,059	10.6%	13.1%
Noncontrolling interest in consolidated
subsidiary	93	93	93	103	103	0.0%	(9.7)%
Total equity	393,609	383,514	372,833	356,177	348,162	10.6%	13.1%
Total liabilities and shareholders' equity	$4,071,971	$4,238,436	$4,249,439	$4,167,813	$4,165,238	(15.8)%	(2.2)%

Average Balance, Average Yield Earned and Average Rate Paid (7)

For the Periods Ended

(Unaudited)

(In Thousands, Except %)

	Three Months Ended			Three Months Ended
	June 30, 2019			March 31, 2019
		Interest	Average		Interest	Average
	Average	income/	yield/	Average	income/	yield/
	balances	expense	rate	balances	expense	rate
Interest-earning assets:
Loans(1)(6)	$2,858,713	$40,003	5.61%	$2,764,675	$38,238	5.61%
Loans held for sale	24,118	256	4.26%	9,438	115	4.94%
Securities:
Taxable	673,386	4,614	2.75%	919,549	6,394	2.82%
Tax-Exempt	208,417	1,909	3.67%	181,699	1,990	4.44%
Restricted equity securities	24,641	350	5.70%	22,375	334	6.05%
Total Securities	906,444	6,873	3.04%	1,123,623	8,718	3.15%
Certificates of deposit at other financial institutions	3,759	22	2.35%	3,592	20	2.26%
Fed funds sold and other (2)	147,232	855	2.33%	142,903	967	2.74%
Total interest earning assets	3,940,266	48,009	4.89%	4,044,231	48,058	4.82%
Noninterest Earning Assets:
Allowance for loan losses	(28,007)			(24,054)
Other assets	192,843			200,078
Total noninterest earning assets	164,836			176,024
Total assets	$4,105,102			$4,220,255
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$816,429	$4,357	2.14%	$857,096	$4,420	2.09%
Money market	1,026,200	6,103	2.39%	992,842	5,979	2.44%
Savings deposits	38,882	27	0.28%	40,609	28	0.28%
Time deposits	1,036,904	6,192	2.40%	1,165,666	6,563	2.28%
Total interest bearing deposits	2,918,415	16,679	2.29%	3,056,213	16,990	2.25%
Other interest-bearing liabilities:
FHLB advances and other (8)	349,615	2,237	2.57%	364,711	1,959	2.18%
Federal funds purchased and other (3)	13,249	90	2.72%	10,594	72	2.76%
Subordinated notes	58,754	1,082	7.39%	58,709	1,082	7.47%
Total other interest-bearing liabilities	421,618	3,409	3.24%	434,014	3,113	2.91%
Total Interest-bearing liabilities	$3,340,033	$20,088	2.41%	$3,490,227	$20,103	2.34%
Noninterest bearing liabilities:
Demand deposits	313,104			291,176
Other liabilities	63,505			61,736
Total noninterest-bearing liabilities	376,609			352,912
Total liabilities	3,716,642			3,843,139
Equity	388,460			377,116
Total liabilities and equity	$4,105,102			$4,220,255
Net interest income		$27,921			$27,955
Interest rate spread (4)			2.48%			2.48%
Net interest margin (5)			2.84%			2.80%
Cost of total deposits			2.07%			2.06%
Average interest-earning assets to average			117.97%			115.87%
interest-bearing liabilities
Tax equivalent adjustment		$556			$535
Loan yield components:
Contractual interest rate on loans held for investment (1)		$37,925	5.32%		$36,465	5.34%
Origination and other loan fee income		1,904	0.27%		1,600	0.24%
Accretion on purchased loans		174	0.02%		173	0.03%
Nonaccrual interest collections		-	-%		-	-%
Total loan yield		$40,003	5.61%		$38,238	5.61%

(1) Loan balances are net of deferred origination fees and costs. Nonaccrual loans are included in total loan balances.

(2) Includes federal funds sold and capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.

(3) Includes repurchase agreements.

(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(5) Represents net interest income (annualized) divided by total average earning assets.

(6) Interest income and rates include the effects of a tax equivalent adjustments to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis

(7) Average balances are average daily balances

(8) Includes finance lease

Average Balance, Average Yield Earned and Average Rate Paid (7)

For the Quarters Ended

(Unaudited)

(In Thousands, Except %)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2018			September 30, 2018			June 30, 2018
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	balances	income/expense	yield/rate	balances	income/expense	yield/rate	balances	income/expense	yield/rate
Interest-earning assets:
Loans held for investment(1)(6)	$2,617,649	$36,234	5.49%	$2,517,545	$34,337	5.41%	$2,448,646	$32,197	5.27%
Loans held for sale	9,129	104	4.52%	11,059	120	4.30%	13,474	142	4.23%
Securities:
Taxable	1,082,429	7,058	2.59%	1,111,376	6,460	2.31%	1,179,000	6,905	2.35%
Tax-Exempt	193,004	2,186	4.49%	229,579	2,605	4.50%	231,118	2,613	4.53%
Restricted equity securities	21,811	334	6.08%	21,067	313	5.89%	20,619	329	6.4%
Total Securities	1,297,244	9,578	2.93%	1,362,022	9,378	2.73%	1,430,737	9,847	2.76%
Certificates of deposit at other financial institutions	3,123	16	2.03%	3,113	16	2.04%	3,459	19	2.2%
Fed funds sold and other (2)	127,476	709	2.21%	107,872	567	2.09%	150,393	642	1.71%
Total interest earning assets	4,054,621	46,641	4.56%	4,001,611	44,418	4.4%	4,046,709	42,847	4.25%
Noninterest Earning Assets:
Provision for loan losses	(22,667)			(22,588)			(21,994)
Other assets	151,749			153,478			144,738
Total noninterest earning assets	129,082			130,890			122,744
Total assets	$4,183,703			$4,132,501			$4,169,453
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$751,873	$3,564	1.88%	$790,733	$3,406	1.71%	$861,235	$3,329	1.55%
Money market	822,850	4,499	2.17%	736,157	3489	1.88%	772,032	3048	1.58%
Savings deposits	44,336	32	0.29%	46,589	34	0.29%	47,807	38	0.32%
Time deposits	1,442,783	7,846	2.16%	1,466,903	7,208	1.95%	1,417,141	6,189	1.75%
Total interest bearing deposits	3,061,842	15,941	2.07%	3,040,382	14,137	1.84%	3,098,215	12,604	1.63%
Other interest-bearing liabilities:
FHLB advances and other (8)	365,696	1,979	2.15%	351,228	1,867	2.11%	330,758	1,414	1.71%
Federal funds purchased and other (3)	19,626	123	2.49%	12,805	69	2.14%	30,750	131	1.71%
Subordinated notes	58,664	1,082	7.32%	58,622	1,082	7.32%	58,576	1,082	7.41%
Total other interest-bearing liabilities	443,986	3,184	2.85%	422,655	3,018	2.83%	420,084	2,627	2.51%
Total Interest-bearing liabilities	$3,505,828	$19,125	2.16%	$3,463,037	$17,155	1.97%	$3,518,299	$15,231	1.74%
Noninterest bearing liabilities:
Demand deposits	303,192			305,432			298,125
Other liabilities	13,974			12,739			12,854
Total noninterest-bearing liabilities	317,166			318,171			310,979
Total liabilities	3,822,994			3,781,208			3,829,278
Equity	360,709			351,293			340,175
Total liabilities and equity	$4,183,703			$4,132,501			$4,169,453
Net interest income		$27,516			$27,263			$27,616
Interest rate spread (4)			2.40%			2.43%			2.51%
Net interest margin (5)			2.69%			2.70%			2.74%
Cost of total deposits			1.88%			1.68%			1.49%
Average interest-earning assets to average			115.65%			115.55%			115.02%
interest-bearing liabilities
Tax equivalent adjustment		$595			$701			$711
Loan yield components:
Contractual interest rate on loans held for investment (1)		$34,324	5.2%		$32,292	5.06%		$30,363	4.97%
Origination and other loan fee income		1,647	0.25%		1,434	0.24%		1,473	0.24%
Accretion on purchased loans		219	0.03%		510	0.08%		360	0.06%
Nonaccrual interest collections		44	0.01%		221	0.03%		1	-%
Total loan yield		$36,234	5.49%		$34,457	5.41%		$32,197	5.27%

(1) Loan balances are net of deferred origination fees and costs. Nonaccrual loans are included in total loan balances.

(2) Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Reserve Bank and the Federal Home Loan Bank.

(3) Includes repurchase agreements.

(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(5) Represents net interest income (annualized) divided by total average earning assets.

(6) Interest income and rates include the effects of a tax equivalent adjustments to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.

(7) Average balances are average daily balances.

(8) Includes finance lease

Loan Portfolio and Asset Quality

For the Quarters Ended

(Unaudited)

(In Thousands, Except %)

	2019				2018
	June 30,	% of	March 31,	% of	December 31,	% of	September 30,	% of	June 30,	% of
	2019	Total	2019	Total	2018	Total	2018	Total	2018	Total
Loan portfolio
Commercial and industrial	$666,025	23.12%	$635,673	22.64%	$591,479	22.19%	$521,396	20.45%	$492,477	19.92%
Construction and land development	582,715	20.23%	579,584	20.65%	583,022	21.87%	586,324	22.99%	561,420	22.71%
Commercial real estate:						0.00%
Nonfarm, nonresidential	893,085	31.01%	851,102	30.32%	752,806	28.24%	730,586	28.65%	715,988	28.96%
Other	37,789	1.31%	40,597	1.45%	47,965	1.80%	45,954	1.80%	45,610	1.84%
Residential real estate:
Closed-end 1-to-4 family	497,838	17.28%	498,511	17.76%	494,366	18.55%	478,418	18.76%	465,873	18.85%
Other	198,016	6.87%	197,446	7.03%	190,173	7.13%	181,890	7.13%	183,913	7.44%
Consumer and other	4,965	0.17%	4,464	0.16%	5,588	0.21%	5,553	0.22%	6,812	0.28%
Total loans held for investment	$2,880,433	100.00%	$2,807,377	100.00%	$2,665,399	100.00%	$2,550,121	100.00%	$2,472,093	100.00%
Allowance for loan losses roll forward summary
Allowance for loan losses at the beginning of the period	$27,857		$23,451		$22,479		$22,341		$21,738
Charge-offs	(7,592)		(653)		(5)		(5)		(5)
Recoveries	147		4		2		7		38
Provision for Loan losses	7,031		5,055		975		136		570
Allowance for loan losses at the end of the period	$27,443		$27,857		$23,451		$22,479		$22,341
Allowance for loan losses as a percentage of total loans held for investment	0.95%		0.99%		0.88%		0.88%		0.90%
Charge-offs
Commercial and industrial	$(7,563)		$(568)		$-		$-		$-
Other	-		(15)		-		-		-
Consumer and other	(29)		(70)		(5)		(5)		(5)
Total Charge-offs	(7,592)		(653)		(5)		(5)		(5)
Recoveries
Commercial and industrial	70		-		-		-		10
Construction and land development	-		-		-		-		1
Closed-end 1-to-4 family	16		-		-		-		6
Other	-		2		1		5		13
Consumer and other	61		2		1		2		8
Total Recoveries	147		4		2		7		38
Net (charge-offs) recoveries	$(7,445)		$(649)		$(3)		$2		$33
Net charge-offs (recoveries) as a percentage of average total loans(b)	1.04%		0.10%		0.00%		0.00%		0.00%
Loans classified as substandard or worse	$28,151		$35,728		$38,711		$17,004		$17,088
Nonperforming assets(a)
Past due 90 days or more and accruing interest	$676		$180		$208		$565		$530
Nonaccrual	4,030		11,724		5,488		3,407		2,907
Total nonperforming loans held for investment	$4,706		$11,904		$5,696		$3,972		$3,437
Foreclosed assets	-		-		-		1,853		1,853
Total nonperforming assets	$4,706		$11,904		$5,696		$5,825		$5,290
Total nonperforming loans as a percentage of loans held for investment	0.16%		0.42%		0.21%		0.16%		0.14%
Total nonperforming assets as a percentage of total assets	0.12%		0.28%		0.13%		0.14%		0.13%
Total accruing loans over 90 days delinquent as a percentage of total assets	0.02%		0.00%		0.00%		0.01%		0.01%
Loans restructured as troubled debt restructurings	$316		$319		$167		$883		$166
Troubled debt restructurings as a percentage of loans held for investment	0.01%		0.01%		0.01%		0.03%		0.01%

(a) Nonperforming assets excludes purchase credit impaired loans

(b) Annualized

Preliminary Capital Ratios

(Unaudited)

(In Thousands, Except %)

Computation of Tangible Common Equity to Tangible Assets:	June 30, 2019	December 31, 2018
Total Shareholders' Equity	$393,516	$372,740
Less:
Goodwill	18,176	18,176
Other intangibles	709	991
Tangible Common Equity	$374,631	$353,573

Total Assets	$4,071,971	$4,249,439
Less:
Goodwill	18,176	18,176
Other intangibles	709	991
Tangible Assets	$4,053,086	$4,230,272

Preliminary Total Risk-Weighted Assets	$3,361,376	$3,011,345

Total Common Equity to Total Assets	9.7%	8.8%
Tangible Common Equity to Tangible Assets*	9.2%	8.4%

	June 30, 2019	December 31, 2018
Preliminary Regulatory Capital:
Common Equity Tier 1 Capital	$375,710	$367,096
Tier 1 Capital	375,710	367,096
Total Capital	462,020	449,325

Preliminary Regulatory Capital Ratios:
Common Equity Tier 1	11.2%	12.2%
Tier 1 Risk-Based	11.2%	12.2%
Total Risk-Based	13.7%	14.9%
Tier 1 Leverage	9.2%	8.8%

Non-GAAP Reconciliation

For the Years and Quarters Ended

(Unaudited)

(In Thousands, Except Share Data and %)

	2019		2018
Core net income	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Pre-tax net income	$5,887	$3,235	$3,873	$11,617	$12,432
Non-core items:
Noninterest income
(Gain) loss on sales of securities	-	-	4,160	-	-
Noninterest expenses
Post-employment and retirement expense	-	4,143	3,151	-	-
Pre-tax core net income	$5,887	$7,378	$11,184	$11,617	$12,432
Pre-tax pre-provision core profit	$12,918	$12,433	$12,159	$11,753	$13,002

Pre-tax core net income	$5,887	$7,378	$11,184	$11,617	$12,432
Core income tax expense	706	1,275	1,998	1,068	2,263
Core net income	$5,181	$6,103	$9,186	$10,549	$10,169
Less: earnings attributable to noncontrolling interest	8	-	8	-	8
Core net income available to common shareholders	5,173	6,103	9,178	10,549	10,161
Less: earnings allocated to participating securities	42	71	100	190	161
Core net income allocated to common shareholders	5,131	6,032	9,078	10,359	10,000
Weighted average common shares outstanding fully diluted	14,894,140	14,804,830	14,821,540	14,903,751	14,814,059

Core diluted earnings per share
Diluted earnings per share	$0.34	$0.19	$0.25	$0.70	$0.68
Non-core items:
Noninterest income
(Gain) loss on sales of securities	-	-	0.28	-	-
Noninterest expenses
Accrual for post-employment benefits	-	0.28	0.21	-	-
Additional earnings available to participative stock grants	-	-	-	-	-
Tax effect	-	(0.06)	(0.13)	-	-
Core diluted earnings per share	$0.34	$0.41	$0.61	$0.70	$0.68

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 1Q19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, nonrecurring expenses and securities losses.

See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.

Non-GAAP Reconciliation

For the Quarters Ended

(Unaudited)

(In Thousands, Except Share Data and %)

	2019		2018
Core efficiency ratio	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total noninterest expense	$19,370	$22,616	$21,689	$18,251	$18,050
Less post-employment and retirement expense	-	(4,143)	(3,151)	-	-
Core noninterest expense	$19,370	$18,473	$18,538	$18,251	$18,050
Net interest income	$27,365	$27,420	$26,921	$26,562	$26,905
Total noninterest income	4,923	3,486	(384)	3,442	4,147
(Gain) / Loss On Sales of Securities	-	-	4,160	-	-
Core noninterest income	4,923	3,486	3,776	3,442	4,147
Core revenue	$32,288	$30,906	$30,697	$30,004	$31,052
Efficiency ratio (GAAP)(1)	60.0%	73.2%	81.7%	60.8%	58.1%
Core efficiency ratio	60.0%	59.8%	60.4%	60.8%	58.1%

(1) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total core revenue

	2019		2018
Tangible assets and equity	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Tangible Assets
Total assets	$4,071,971	$4,238,436	$4,249,439	$4,167,813	$4,165,238
Less goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	709	844	991	1,151	1,323
Tangible assets	$4,053,086	$4,219,416	$4,230,272	$4,148,486	$4,145,739
Tangible Common Equity
Total shareholders' equity	$393,516	$383,421	$372,740	$356,074	$348,059
Less goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	709	844	991	1,151	1,323
Tangible common equity	$374,631	$364,401	$353,573	$336,747	$328,560
Common shares outstanding	14,628,287	14,574,339	14,538,085	14,525,351	14,480,240
Book value per common share	$26.90	$26.31	$25.64	$24.51	$24.04
Tangible book value per common share	$25.61	$25.00	$24.32	$23.18	$22.69
Total shareholders' equity to total assets	9.7%	9.0%	8.8%	8.5%	8.4%
Tangible common equity to tangible assets	9.2%	8.6%	8.4%	8.1%	7.9%

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 1Q19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, nonrecurring expenses and securities losses.

See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.

Non-GAAP Reconciliation

For the Quarters Ended

(Unaudited)

(In Thousands, Except Share Data and %)

	2019		2018
Return on average tangible common equity	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total average shareholders' equity	$388,460	$377,116	$360,709	$351,293	$340,175
Less average goodwill	18,176	18,176	18,176	18,176	18,383
Less intangibles, net	795	933	1,092	1,257	1,477
Average tangible common equity	$369,489	$358,007	$341,441	$331,860	$320,315
Net income available to common shareholders (1)	$5,173	$2,901	$3,743	$10,549	$10,161
Return on average tangible common equity	5.6%	3.3%	4.3%	12.6%	12.7%

	2019		2018
Core return on average tangible common equity	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Pre-tax net income	$5,887	$3,235	$3,873	$11,617	$12,432
Adjustments:
Add non-core items	-	4,143	7,311	-	-
Less core income tax expense	706	1,275	1,998	1,068	2,271
Core net income (2)	$5,181	$6,103	$9,178	$10,549	$10,161
Core return on average tangible common equity	5.6%	6.9%	10.7%	12.6%	12.7%

	2019		2018
Core return on average assets and equity	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net income	$5,173	$2,901	$3,743	$10,549	$10,161
Average assets	4,105,102	4,220,255	4,183,703	4,132,501	4,169,453
Average equity	388,460	377,116	360,709	351,293	340,175
Return on average assets	0.51%	0.28%	0.35%	1.01%	0.98%
Return on average equity	5.3%	3.1%	4.1%	11.9%	12.0%
Core net income (2)	$5,181	$6,103	$9,178	$10,549	$10,161
Core return on average assets	0.51%	0.59%	0.87%	1.01%	0.98%
Core return on average equity	5.3%	6.6%	10.1%	11.9%	12.0%

	2019		2018
Core total revenue	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net interest income	$27,365	$27,420	$26,921	$26,562	$26,905
Noninterest income	4,923	3,486	(384)	3,442	4,147
Adjustment
(Gain) / Loss On Sales of Securities	-	-	4,160	-	-
Core total revenue	$32,288	$30,906	$30,697	$30,004	$31,052

Annualized net income available to common shareholders (1)	$20,749	$11,765
Annualized core net income (2)	$20,781	$24,752

(1) Annualized net income available to common shareholders utilized in calculating year-to-date return on average tangible common equity.

(2) Annualized core net income utilized in calculating core return on average tangible common equity and core return on average assets and average equity.

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 1Q19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, non-reoccurring expenses and securities losses.

See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.